Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Titan America SA

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price[1]	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Common Shares	Rule 457(a)	27,600,000	$18.00	$496,800,000[2]	0.0001531	$76,061

Fees Previously Paid	Equity	Common Shares	Rule 457(o)	—	—	$100,000,000[3]	0.0001531	$15,310

	Total Offering Amounts					$496,800,000		$76,061

	Total Fees Previously Paid							$15,310

	Total Fee Offsets							—

	Net Fee Due							$60,751

[1]	Includes common shares subject to the underwriters’ option to purchase additional shares.
[2]	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
[3]	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.